EXHIBIT 99

FORM 4 JOINT FILER INFORMATION

Name:	Metropolitan Venture Partners (Advisors), L.P.

Address:	70 East 55th Street, 15th Floor
New York, New York 10022

Designated Filer:	Metropolitan Venture Partners II L.P.

Issuer & Ticker Symbol:	Direct Insite Corp (DIRI.OB)

Statement for Month/Date/Year:	01/10/2014

Signature:	METROPOLITAN VENTURE PARTNERS (ADVISORS), L.P.
	By:	Metropolitan Venture Partners Corp., its general partner

By:	/s/ Paul Lisiak
Name: Paul Lisiak
Title: Authorized Signatory

Name:	Metropolitan Venture Partners Corp.

Address:	70 East 55th Street, 15th Floor
New York, New York 10022

Designated Filer:	Metropolitan Venture Partners II L.P.

Issuer & Ticker Symbol:	Direct Insite Corp (DIRI.OB)

Statement for Month/Date/Year:	01/10/2014

Signature:	METROPOLITAN VENTURE PARTNERS CORP.

	By:	/s/ Paul Lisiak
Name: Paul Lisiak
Title: Authorized Signatory